UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
         --------------------------------------------------------------

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                                   KADANT INC.
             (Exact Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

        (2)    Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)    Proposed maximum aggregate value of transaction:

        (5)    Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount previously paid:

        (2)    Form, Schedule or Registration Statement No.:

        (3)    Filing Party:

        (4)    Date Filed:

                                   KADANT INC.


Kadant Inc.
One Acton Place, Suite 202
Acton, MA  01720

                                                                    May 17, 2006

To Stockholders of
KADANT INC.

          Supplement to Definitive Proxy Statement dated April 17, 2006

        On May 17, 2006, the Board of Directors of Kadant Inc. (the "Company") amended the 2006 Equity Incentive Plan (the "Plan"), which is the subject of "Proposal 2, Proposal to Approve the 2006 Equity Incentive Plan" contained in the Company's Definitive Proxy Statement dated April 17, 2006 (the "Proxy Statement"). The amendment reduced the number of shares authorized for issuance under the Plan from 1,000,000 shares of common stock, $0.01 par value, to 900,000 shares. As a consequence, if the stockholders approve the Plan at the Annual Meeting of Stockholders on May 25, 2006, the number of shares of the Company's common stock available for issuance under the Plan will be 900,000 shares, not 1,000,000 shares as stated in Proposal 2 of the Proxy Statement.

        The amendment to the Plan, which is set forth as Appendix A in the Proxy Statement, amends Section 4.1 "Authorized Number of Shares" to read as follows:
        "Subject to adjustment as provided in Section 9.6, the total number of shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), reserved and available for distribution under the Plan shall be 900,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares."

        No other provisions of the Plan or the Proxy Statement were amended.

        This supplement is sent to you by order of our Board of Directors.

                                   SANDRA L. LAMBERT
                                   Vice President, General Counsel and Secretary